UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2015

SPX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13320-A Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (980) 474-3700

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 4, 2015, SPX Corporation (the “Company”, “we” or “our”) issued the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

The press release incorporated by reference into this Item 2.02 contains disclosure regarding organic revenue growth (decline), which we define as revenue growth (decline) excluding the effects of foreign currency fluctuations and acquisitions/divestitures. The Company believes this metric is a useful financial measure for investors in evaluating our operating performance for the periods presented, as, when read in conjunction with our revenues, it presents a useful tool to evaluate our ongoing operations and provides investors with a tool they can use to evaluate our management of assets held from period to period. In addition, organic revenue growth (decline) is one of the factors we use in internal evaluations of the overall performance of our business. This metric, however, is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”), should not be considered a substitute for net revenue growth (decline) as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

The press release also contains disclosure of Core revenue and Core segment income, which we define as consolidated revenue and total segment income excluding the results of our South African projects. The Company’s South African projects have a finite life and, thus, are expected to have a diminishing impact on the Company’s operating results over the long-term.  The Company believes it is useful to disclose consolidated revenue and total segment income without the results of its South African projects to provide investors with one of the metrics that the Company expects to use to measure its performance going forward and over the long-term. Core revenue and Core segment income do not provide investors with an accurate measure of, and should not be used as substitutes for, the Company’s consolidated revenue, as determined in accordance with GAAP, and total segment income, and may not be comparable to similarly titled measures reported by other companies.

The press release also contains disclosure of Base Power revenue and Base Power income, which we define as revenue and income (loss) for our Power reportable segment excluding the results of the South African projects.  The Company believes it is useful to disclose revenues and income (loss) for our Power reportable segment without the results of the South African projects to provide investors with one of the metrics that the Company expects to use to measure the performance of its Power reportable segment going forward and over the long-term.  Base power revenue and income do not provide investors with an accurate measure of, and should not be used as substitutes for, revenue and income (loss) of the Company’s Power reportable segment.

The press release also contains disclosure of Core pro forma operating income, which we define as operating income (loss) excluding the results of our South African projects, non-service pension expense (benefit), and certain costs that the Company does not expect to incur on a stand-alone basis following the spin-off of SPX FLOW, Inc. (“SPX FLOW”), which was concluded at the end of the third quarter of 2015. These costs represent an estimate of the corporate expenses, related to support previously provided to the SPX FLOW businesses, that are no longer expected to be incurred by SPX after the spin-off.  The Company believes it is useful to disclose Core pro forma operating income in order to provide investors with a metric to measure the Company’s performance going forward. Core pro forma operating income does not provide investors with an accurate measure of, and should not be used as a substitute for, the Company’s operating income (loss) as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

Refer to the tables included in the press release for the components of each of the Company’s non-GAAP numbers referred to above, and for the reconciliations of these numbers to their respective comparable GAAP measures.

The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release issued November 4, 2015, furnished solely pursuant to Item 2.02 of Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: November 4, 2015	By:	/s/ Scott W. Sproule
Scott W. Sproule
Vice President, Chief Financial Officer
and Treasurer

S-1

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued November 4, 2015, furnished solely pursuant to Item 2.02 of Form 8-K